As filed with the Securities and Exchange Commission on October 23, 1998
                                                     Registration No. ___ -- ___

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                GANNETT CO., INC.
             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                                          16-0442930
 (State of Incorporation)                   (I.R.S. Employer Identification No.)

                              1100 WILSON BOULEVARD
                            ARLINGTON, VIRGINIA 22234
                                 (703) 284-6000

    (Address, Including Zip Code, and Tlelphone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                GANNETT CO., INC. 1987 DEFERRED COMPENSATION PLAN
                              (Full Title of Plan)

                             THOMAS L. CHAPPLE, ESQ.
              Senior Vice President, General Counsel and Secretary
                                GANNETT CO., INC.
                 1100 Wilson Boulevard Arlington, Virginia 22234
                                 (703) 284-6000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                            JOSEPH H. REYNOLDS, ESQ.
                       NIXON, HARGRAVE, DEVANS & DOYLE LLP
                       One Thomas Circle, N.W., Suite 700
                             Washington, D.C. 20005
                         Telephone Number: 202-457-5300

Approximate date of proposed offering: As soon as practicable after effective date of this Registration Statement.

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                                       -2-



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                     Proposed    Proposed
                                     Maximum     Maximum
Title of          Amount             Offering    Aggregate        Amount of
Securities To     To Be              Price Per   Offering         Registration
Be Registered     Registered         Share       Price            Fee



Interests in (1)
the Plan          $50,000,000(2)(3)  100%        $50,000,000      $14,750

--------------------------------------------------------------------------------

    (1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers interests to be offered or sold pursuant to the employee benefit plan described herein.

    (2) This amount represents Registrant's estimate of employee contributions for the next four to five years of operation of the Plan. The Registrant makes no representation that such estimate is accurate.

    (3) Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein also relates to a total of $1,900,000 of securities remaining registered under Registration Statement No. 033-64959, pursuant to which filing fees in the amount of $8,621 were paid relating to a total of $25,000,000 of securities originally registered pursuant to such registration statement.


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                                       -3-


PART 1. INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part I of this Registration Statement will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.


PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         Incorporated herein by reference are the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 28, 1997, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 29, 1998, and June 28, 1998, and (iii) the description of the Company's Common Stock in Registration Statement No. 33-35305 on Form S-8 filed June 8, 1990.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company will provide without charge to each person to whom a Prospectus relating to this Registration Statement is delivered, at the written or oral request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents unless such exhibits are specifically incorporated therein by reference into such documents). All requests for such copies should be directed to: Secretary, Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, (703) 284-6000.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with this offering will be passed upon by Nixon, Hargrave, Devans & Doyle LLP, counsel for the Company.

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                                       -4-


         The financial statements incorporated in this Registration Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 28, 1997 have been so incorporated in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") permits the Company to indemnify any director or officer of the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the right of the Company) arising by reason of the fact that he or she is or was an officer or director of the Company if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits the Company to indemnify any such officer or director against expenses incurred in an action by or in the right of the Company if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except in respect of any matter as to which such person is adjudged to be liable to the Company. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute permits purchase of liability insurance by the Company on behalf of officers and directors, and the Company has purchased such insurance.

         Section 17 of Article II of the Company's By-Laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Company who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Company or any predecessor of the Company or was serving at the request of the Company as a director, officer or employee of any other enterprise.

         Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Company, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Article NINTH of the Certificate of Incorporation of the Company eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

         The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Section 17 of Article II of such By-Laws and Article NINTH of such Certificate of Incorporation, as applicable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

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                                       -5-

ITEM 8. EXHIBITS.

4.   Gannett Co., Inc. 1987 Deferred Compensation Plan

5.   Opinion and consent of Nixon, Hargrave, Devans & Doyle LLP

23   Consent of PriceWaterhouseCoopers LLP

ITEM 9. UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d)

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                                       -6-

     of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 20th day of October, 1998.

                                            GANNETT CO., INC.

                                            By:   /s/ Douglas H. McCorkindale
                                                Douglas H. McCorkindale
                                                Vice Chairman and President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                       Title                           Date


   /s/ John J. Curley           Chairman, Chief                 October 20, 1998
-----------------------------   Executive Officer, Director
John J. Curley


   /s/ Douglas H. McCorkindale  Vice Chairman, and              October 20, 1998
-----------------------------   President, Director
Douglas H. McCorkindale

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                                       -7-


   /s/ Larry F. Miller          Executive Vice President        October 20, 1998
-----------------------------   /and Chief Financial Officer
Larry F. Miller


   /s/ George R. Gavagan
-----------------------------
George R. Gavagan               Vice President and Controller   October 20, 1998

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                                       -8-


         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Gannett Co., Inc. 1987 Deferred Compensation Committee has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Virginia, on the 20th day of October, 1998.

                                             GANNETT CO., INC. 1987 DEFERRED
                                             COMPENSATION PLAN

                                                /s/ Richard L. Clapp
                                             Richard L. Clapp
                                             Title: Senior Vice President/
                                             Human Resources

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints John J. Curley, Douglas H. McCorkindale and Thomas L. Chapple, and each of them, with full power to act without the others, as said undersigned's true and lawful attorney-in-fact and agent, with full and several power of substitution, for said undersigned and in said undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement pursuant to the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as said undersigned might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                            Title                     Date

/s/ Meredith A. Brokaw               Director                  October 20, 1998
--------------------------------
Meredith A. Brokaw

/s/ Peter B. Clark                   Director                  October 20, 1998
--------------------------------
Peter B. Clark

/s/ Stuart T.K. Ho                   Director                  October 20, 1998
--------------------------------
Stuart T. K. Ho

/s/ Drew Lewis                       Director                  October 20, 1998
Drew Lewis

/s/ Josephine P. Louis               Director                  October 20, 1998
--------------------------------
Josephine P. Louis

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                                       -9-


_________________________            Director                  October 20, 1998
Thomas A. Reynolds, Jr.

_________________________            Director                  October 20, 1998
Karen Hastie Williams


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                                      -10-


                                  EXHIBIT INDEX


4. Amended and Restated Gannett Co., Inc. 1987 Deferred Compensation Plan Incorporated by reference to Exhibit 10-1 to Gannett Co., Inc.'s Form 10-Q for the fiscal quarter ended September 29, 1996. Amendment No. 5 incorporated by reference to Exhibit 10-2 to Gannett Co., Inc.'s Form 10-Q for the quarter ended September 28, 1997.

5.   Opinion and consent of Nixon, Hargrave, Devans & Doyle LLP

23.  Consent of PriceWaterhouseCoopers LLP